EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-50933 on Form S-8 of Bridge Bancorp, Inc. of our report dated March 6, 2008 with respect to the consolidated financial statements of Bridge Bancorp, Inc. and the effectiveness of internal control over financial reporting, which report appears in this Annual Report on Form 10-K of Bridge Bancorp, Inc. for the year ended December 31, 2007.

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC

Livingston, New Jersey
March 11, 2008